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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS'S CONSENT


We consent to the use in this Registration Statement of Spanish Broadcasting System, Inc. on Form S-3 of our reports dated March 3, 2000 (relating to the combined financial statements of Primedia Broadcast Group, Inc. and Affiliates not presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP


San Juan, Puerto Rico

May 8, 2000